EXHIBIT 10.30(3)

PULSE ELECTRONICS CORPORATION
2012 Omnibus Incentive Compensation Plan

Restricted Stock Units Award Certificate – Non-Employee Director

This Restricted Stock Units Award Certificate (the “Award Certificate”) memorializes the grant on _______________, 20__ (the “Grant Date”) by PULSE ELECTRONICS CORPORATION (the "Company") to _____________ ("Director") of the number of Restricted Stock Units (the "Units") indicated below under the Company’s 2012 Omnibus Incentive Compensation Plan (the “Plan”), including rights to Dividend Equivalents thereon.

Number of Units Granted:	______ Units
Vesting Date:	The date immediately preceding the Company’s next regular annual shareholder’s meeting

1.	General. The Units are granted to Director under the Company's 2012 Omnibus Incentive Compensation Plan (the "Plan"). All of the applicable terms, conditions and other provisions of the Plan are incorporated by reference herein. Capitalized terms used in this Award Certificate but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this document and mandatory provisions of the Plan, the provisions of the Plan govern. By accepting the grant of the Units, Director agrees to be bound by all of the terms and provisions of the Plan, the rules and regulations under the Plan adopted from time to time, and the decisions and determinations of the Board of Directors made from time to time.

2.	Account for Director. The Company shall maintain a bookkeeping account for Director (the "Account") reflecting the number of Units then credited to Director hereunder as a result of such grant of Units and any crediting of additional Units to Director pursuant to payments equivalent to dividends paid on Common Stock under Section 6 hereof ("Dividend Equivalents").

3.	Nontransferability. Director may not transfer Units or any rights hereunder to any third party other than by will or the laws of descent and distribution, except for transfers to a Beneficiary or as otherwise permitted and subject to the conditions under Section 5.4 of the Plan.

4.	Vesting and Forfeiture. The Units will immediately vest on the earlier of (i) the Vesting Date indicated above or (ii) the date immediately preceding the date on which a Change of Control (as defined below) occurs if Director remains a member of the Board through the date on which the Units vest. If Director ceases to be a member of the Board prior to the date the Units vest, Director will immediately forfeit the Units.

5.	Change of Control. For purposes of this Award Certificate, a “Change of Control” means either:
(a)      the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)	any person (or group of persons acting together) becomes the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control under this clause (i) shall not be deemed to occur as a result of any redemption, repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding;

(ii)	any person (or group of persons acting together) acquires (or has acquired within any 12-month period ending on the date of the most recent acquisition by such person or group) ownership, directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company’s then outstanding voting securities other than by virtue of a merger, consolidation or similar transaction;

(iii)	the consummation of a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of any direct or indirect parent of the surviving entity in such merger, consolidation or similar transaction; or

(iv)	the acquisition by a person (or a group of persons acting together) during the 12-month period ending on the date of the most recent acquisition by such person or group of assets from the Company that have a total gross fair market value equal to or exceeding 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions; or
(b)      the replacement of a majority of the members of the Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of appointment or election.

Notwithstanding the foregoing, no transaction or series of related transactions shall constitute a Change of Control of the Company unless such transaction or series of related transactions qualify as a change in ownership of the Company, a change in effective control of the Company or a change in ownership of a substantial portion of the Company’s assets as each of these terms are defined in Treasury Regulation Section 1.409A-3(i)(5).  Notwithstanding the foregoing, the acquisition of any additional voting securities of the Company by Oaktree Capital Management, L.P. or its affiliates will not constitute or result in a Change of Control of the Company.

6.	Dividend Equivalents. If the Company declares and pays a cash dividend on Common Stock, then additional Units will be credited to Director's Account as a dividend equivalent equal to the number of Units credited to the Account hereunder as of the relevant record date multiplied by the amount of cash paid per share of Common Stock in such dividend divided by the closing price of a share of Common Stock at the payment date for such dividend (rounded to the nearest whole share). Dividend Equivalents credited with respect to any Units granted herein will be subject to the same vesting conditions that apply to the Units credited herein.

7.	Adjustments. The number of Units credited to Director's Account shall be appropriately adjusted, in order to prevent dilution or enlargement of Director's rights with respect to the Units credited to his Account to reflect any changes in the number of outstanding shares of Common Stock resulting from any event referred to in Section 4.2(a) of the Plan. Any such adjustment shall be made in accordance with Section 4.2(a) of the Plan.

8.
Settlement.  Units granted hereunder shall be settled in cash in an amount equal to the number of Units credited to the Director’s Account pursuant to this Award Certificate multiplied by Fair Market Value per Share of Common Stock as of the date such Units vest, payable within thirty (30) days after the date such Units vests, unless the Director makes a timely election to defer the settlement of such Units in accordance with the terms of the Plan and the Directors Compensation Policy adopted thereunder.

9.	Miscellaneous.

(a)      Binding Agreement; Written Amendments.  This Award Certificate shall be binding upon the heirs, executors, administrators and successors of the parties.  This Award Certificate constitutes the entire agreement between the parties with respect to the Units, and supersedes any prior agreements or documents with respect to the Units.  No amendment or alteration of this Award Certificate which may impose any additional obligation upon the Company shall be valid unless expressed in a written instrument duly executed in the name of the Company, and no amendment, alteration, suspension or termination of this Award Certificate which may materially impair the rights of Director with respect to the Units shall be valid unless expressed in a written instrument executed by Director.

(b)      No Promise of Service.  The Units and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that Director has a right to continue as a Director of the Company for any period of time, or at any particular rate of compensation.

(c)      Governing Law.  The validity, construction, and effect of this Agreement shall be determined in accordance with the laws (including those governing contracts) of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws, and applicable federal law.

(d)      Statements.  An individual statement of each Director's Account will be issued to Director at such times as may be determined by the Company.  Such a statement shall reflect the number of Units credited to Director's Account, transactions therein during the period covered by the statement, and other information deemed relevant by the Company.  Such a statement may be combined with or include information regarding other plans and compensatory arrangements.  Any statement containing an error shall not represent a binding obligation of the Company to the extent of such error.

(e)      Unfunded Obligations.  The grant of the Units and any provision for distribution in settlement of Director's Account hereunder shall be by means of bookkeeping entries on the books of the Company and shall not create in Director any right to, or claim against any, specific assets of the Company, nor result in the creation of any trust or escrow account for Director.  With respect to Director's entitlement to any distribution hereunder, Director shall be a general creditor of the Company.

(f)      Shareholder Rights.  Director and any Beneficiary shall not have any rights with respect to Shares (including voting rights) covered by this Agreement prior to the settlement and distribution of the Shares as specified herein.

(g)      Amendment of this Certificate.  The Company may amend the terms of this Award Certification without the consent of the Director to provide for settlement of the RSUs in the form of Shares rather than in cash but the Company may not amend or modify any other terms of this Award Certificate without the Director’s written consent.

IN WITNESS WHEREOF, PULSE ELECTRONICS CORPORATION has caused this Award Certificate to be executed by its officer thereunto duly authorized.

PULSE ELECTRONICS CORPORATION

By:
Ralph E. Faison,
President & CEO

PULSE ELECTRONICS CORPORATION
RSU Deferral Election
For Non-Employee Directors

If you wish to make, change or terminate an election to defer all or a portion of your quarterly retainer payments or annual equity grant, please complete, sign and date this form, and return it by fax to 858-674-8334 to the attention of Drew A. Moyer or email the completed form as an attachment to dmoyer@pulseelectronics.com.  After this election becomes effective, it will remain in effect for future retainer payments and annual equity grants, unless and until you file a new election form and it becomes effective.

GENERAL INFORMATION.

Name: ______________________________________________________________________
First                                                                      Last

Address: ____________________________________________________________________

City: ________________________ State: ___________________ ZIP Code: ______________

Daytime Phone Number: ____________ - ____________- ____________

EFFECTIVE DATE OF DEFERRAL ELECTION.

If you are a New Director and we receive a signed and dated election form no later than 30 days after your first day as a Non-Employee Director, your election will become effective (i) for quarterly retainer payments made for calendar quarters beginning on or after the last day of such 30 day period and (ii) for annual equity grants made on or after the end of such 30 day election period (including the initial equity grant made for the Board Year in which you become a New Director); provided, however, that if the 30 day election period ends less than two full calendar months prior to the end of the current Board Year, the deferral election will not apply to your initial equity grant.

Any other election or any change or termination of a prior election will become effective (i) for quarterly retainer payments made for calendar quarters beginning on or after the first day of the calendar year beginning after the last day of the calendar year in which we receive a new signed and dated election form and (ii) for annual equity grants made for Board Years beginning after the last day of the calendar year in which we receive a new signed and dated election form.

DEFERRAL ELECTION.

Quarterly Retainer Deferral: I irrevocably elect to defer delivery of the shares attributable to [__] 0%, [__] 25%, [__] 50%, [__] 75% or [__] 100% (check appropriate box) of my quarter retainer payments for calendar quarters beginning after this election becomes effective.  My quarterly retainer payment will be converted into an equivalent number of shares of our common stock (based on the Fair Market Value of our common stock on the date the last business day of the calendar quarter for which the quarterly retainer is payable), rounded to the nearest whole share.

Annual Equity Grant Deferral:  I irrevocably elect to defer delivery of the shares attributable to [__] 0%, [__] 25%, [__] 50%, [__] 75% or [__] 100% (check appropriate box) of the shares attributable to annual equity grants for Board Years beginning after this election becomes effective.

(Check the appropriate box below if you are a New Director

[__]	I am a New Director and I am making my initial deferral election no later than 30 days after my first day as a Non-Employee Director. I acknowledge that no more than 50% of my annual equity grant for the current Board Year that made after the end of my 30 day election period may be deferred pursuant to my election regardless of the percentage I elected above.

DISTRIBUTION DATE.

The value of the shares of Pulse Electronics Corporation common stock that I elected to defer above will be delivered to me in cash as soon as reasonably practicable on or after the earliest of (i) the date on which there is a Change of Control (as defined below) or (ii) the date of my death or (iii) the distribution date I elected below:

(Check only one of the following)

[__]	The date I cease to be a member of the Pulse Electronics Corporation Board of Directors. (This is the date I have a “Separation from Service” as defined in Section 409A of the Internal Revenue Code.)

[__]	On ______________ ___, 20__. (Distribution Date may be no earlier than the 2nd anniversary, and no later than the 10th anniversary, of the date of this election).

[__]	Earlier of:

(x) the date I cease to be a member of the Pulse Electronics Corporation Board of Directors (the date I have a “Separation from Service” as defined in Section 409A of the Internal Revenue Code) or

(y) on ______________ ___, 20__.  (Distribution Date may be no earlier than the 2nd anniversary, and no later than the 10th anniversary, of the date of this election).

A “Change of Control” means either:

(a)	the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)	any person (or group of persons acting together) becomes the owner, directly or indirectly, of securities of Pulse Electronics Corporation representing more than 50% of the combined voting power of Pulse Electronics Corporation’ then outstanding voting securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control under this clause (i) shall not be deemed to occur as a result of any redemption, repurchase or other acquisition of voting securities by Pulse Electronics Corporation reducing the number of shares outstanding;

(ii)	any person (or group of persons acting together) acquires (or has acquired within any 12-month period ending on the date of the most recent acquisition by such person or group) ownership, directly or indirectly, of securities of Pulse Electronics Corporation representing more than 30% of the combined voting power of Pulse Electronics Corporation’ then outstanding voting securities other than by virtue of a merger, consolidation or similar transaction;

(iii)	the consummation of a merger, consolidation or similar transaction involving (directly or indirectly) Pulse Electronics Corporation if, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of Pulse Electronics Corporation immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of any direct or indirect parent of the surviving entity in such merger, consolidation or similar transaction; or

(iv)	the acquisition by a person (or a group of persons acting together) during the 12-month period ending on the date of the most recent acquisition by such person or group of assets from Pulse Electronics Corporation that have a total gross fair market value equal to or exceeding 50% of the total gross fair market value of all of the assets of Pulse Electronics Corporation immediately before such acquisition or acquisitions; or

(b)	the replacement of a majority of the members of the Pulse Electronics Corporation Board of Directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of appointment or election.

Notwithstanding the foregoing, no transaction or series of related transactions shall constitute a Change of Control of Pulse Electronics Corporation unless such transaction or series of related transactions qualify as a change in ownership of Pulse Electronics Corporation, a change in effective control of Pulse Electronics Corporation or a change in ownership of a substantial portion of Pulse Electronics Corporation’ assets as each of these terms are defined in Treasury Regulation Section 1.409A-3(i)(5).  Notwithstanding the foregoing, the acquisition of any additional voting securities of Pulse Electronics Corporation by Oaktree Capital Management, L.P. or its affiliates will not constitute or result in a Change of Control of Pulse Electronics Corporation.

DIVIDEND EQUIVALENTS.

If Pulse Electronics Corporation declares and pays a cash dividend on its common stock, then additional deferred shares will be credited to my account as a dividend equivalent equal to the number of deferred shares credited to my account hereunder as of the relevant record date multiplied by the amount of cash paid per share of common stock in such dividend divided by the Fair Market Value of a share of Pulse Electronics Corporation’ common stock on the payment date for such dividend (rounded to the nearest whole share).  The value of the deferred shares credited to your account as dividend equivalents attributable to the shares deferred hereunder will be distributed to you at the same time as the value of the the shares deferred hereunder is paid.

BENEFICIARY DESIGNATION.

If I die before I have received all of my deferred shares, the value of my remaining deferred shares will be paid to the beneficiary(ies) that I have designated below:

Primary Beneficiaries	Percentage (must add up to 100%)

If any of my primary beneficiaries predecease me, the value of my deferred shares will be distributed [__] to such beneficiary’s direct descendants per stirpes or [__] to my remaining primary beneficiaries in proportion to their respective interests. (Check appropriate box)

If all of my primary beneficiaries have predeceased me, the value of my remaining deferred shares will be delivered to the contingent beneficiary(ies) I have designated below.

Contingent Beneficiaries	Percentage (must add up to 100%)

If I have designated one or more beneficiaries other than my spouse as my primary beneficiary(ies), my spouse must consent to such beneficiary designation in writing.  If I have not designated any beneficiary or all of my beneficiaries have predeceased me, my shares will be distributed in the following order of precedence: (i) my spouse, (ii) my lawful children (including adopted children), per stirpes, (iii) my parents, (iv) my siblings, per stirpes or (v) my estate.

Spousal Consent to Beneficiary Designation:

I hereby acknowledge that I have read the following spousal consent to my spouse’s beneficiary designation and that I understand its content.

1.	I am aware that my spouse has designated one or more beneficiaries other than me to receive all or part of the value of the deferred shares that may be payable hereunder following his/her death.

2.	I understand that the provisions of this Spousal Consent may affect my community property rights and liabilities in connection with the matters contained therein.

3.	I further understand that the provisions of this Spousal Consent are intended to operate in the event of my spouse’s death and would restrict my ability to receive a distribution of my community property interest the deferred shares.

4.	I hereby knowingly, voluntarily and irrevocably consent to my spouse’s beneficiary designation and waive my community property rights with respect to the portion of the value of the deferred shares that may be distributed following my spouse’s death to the beneficiary(ies) that my spouse has designated above.

Spouse’s Signature:	Date:

DIRECTOR’S SIGNATURE.

I understand that this deferral election is irrevocable and will remain in effect for future years, unless I notify Pulse Electronics Corporation of a change in writing before December 31 of any year, in which case such change will become effective only for remuneration payable for services performed in subsequent years.

I also understand that my rights to shares and the timing of the payment are governed solely by the terms of the Pulse Electronics Corporation Omnibus Incentive Plan pursuant to which the RSUs and deferred shares are granted and this Agreement, and that my deferred shares may decline in value over the deferral period and would lose all value in the event of Pulse Electronics Corporation’ bankruptcy or insolvency.  I also acknowledge that the Company may unilaterally modify the terms of this deferral election to provide for settlement of my RSUs and deferred shares in the form of shares rather than cash.

You must complete, sign, and date this form below for the elections you have made on this form to be valid.

Director’s Signature:	Date: